EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 23, 2019
Contact: Investor Inquiries:
Kimberly Whitaker
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports First Quarter 2019 Earnings

PLANO, Texas, April 23, 2019 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $29.1 million for the first quarter of 2019, a decrease of $28.7 million from the fourth quarter of 2018 and an increase of $3.3 million from the first quarter of 2018. Core (non-GAAP) net income totaled $29.1 million for the first quarter of 2019, down $13.6 million from the fourth quarter of 2018 and up $4.6 million from the first quarter of 2018.*

Net income for the fourth quarter of 2018 was positively impacted by a $15.3 million tax benefit related to tax rate changes and the favorable outcome of the Company’s change in its tax method of accounting for its loan portfolio. See “Supplemental Information- Non-GAAP Financial Measures” at the end of this document.

“We have reported another solid quarter and continue to serve our customers and expand our market share,” said President and CEO Kevin Hanigan. “We look forward to the remainder of the year and are confident we will continue to execute and perform for our customers and shareholders.”

First Quarter 2019 Performance Highlights

•	Assets of $9.35 billion generated basic earnings per share for the first quarter of 2019 of $0.61 on a GAAP basis and $0.62 on a core (non-GAAP) basis.*

•
Gross loans held for investment at March 31, 2019, excluding Warehouse Purchase Program loans, grew $154.0 million, or 2.3%, from December 31, 2018, which includes linked-quarter increases in all loan portfolios.

•	Total deposits at March 31, 2019 grew $235.7 million, or 3.4%, from December 31, 2018, which includes linked-quarter increases in interest-bearing demand, time and savings and money market deposits.

•
GAAP and core (non-GAAP) return on average assets for the quarter ended March 31, 2019 was 1.31%, compared to GAAP return on average assets of 1.19% and core (non-GAAP) return on average assets of 1.13% for the quarter ended March 31, 2018.*

•
GAAP and core (non-GAAP) efficiency ratio was 48.66% for the quarter ended March 31, 2019, compared to GAAP efficiency ratio of 47.95% and core (non-GAAP) efficiency ratio of 48.40% for the quarter ended March 31, 2018.*

*See the section labeled “Supplemental Information- Non-GAAP Financial Measures” at the end of this document.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
	(Dollars in thousands, except per share amounts)
Net interest income	$81,164	$84,299	$78,613
Provision for credit losses	9,800	—	15,663
Non-interest income	9,894	12,264	12,898
Non-interest expense	44,307	42,868	43,879
Income tax expense (benefit)	7,871	(4,074)	6,207
Net income	$29,080	$57,769	$25,762

Basic earnings per common share	$0.61	$1.22	$0.55
Basic core (non-GAAP) earnings per common share[1]	$0.62	$0.91	$0.52
Weighted average common shares outstanding - basic	47,246,282	47,159,578	46,872,333
Estimated Tier 1 common equity risk-based capital ratio[2]	10.92%	11.05%	9.91%
Total equity to total assets	12.00%	12.09%	11.05%
Tangible common equity to tangible assets - Non-GAAP[1]	10.28%	10.32%	9.22%

[1]	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Basic earnings per share for the quarter ended March 31, 2019 was $0.61, a decrease of $0.61 from the fourth quarter of 2018 and an increase of $0.06 from the first quarter of 2018. Basic core (non-GAAP) earnings per share for the first quarter of 2019 was $0.62, a decrease of $0.29 from the fourth quarter of 2018 and an increase of $0.10 from the first quarter of 2018.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$91,360	$90,273	$80,348
Warehouse Purchase Program loans	8,771	10,472	10,071
Loans held for sale	170	286	212
Securities	4,526	4,640	4,066
Interest-earning deposit accounts	1,277	1,507	969
Total interest income	$106,104	$107,178	$95,666
Net interest income	$81,164	$84,299	$78,613
Net interest margin	3.89%	3.98%	3.85%
Selected average balances:
Total earning assets	$8,433,085	$8,413,462	$8,252,997
Total loans held for investment	7,528,531	7,454,810	7,343,539
Total securities	670,599	667,939	648,534
Total deposits	6,754,156	6,790,754	6,726,289
Total borrowings	882,061	851,084	877,502
Total non-interest-bearing demand deposits	1,688,937	1,778,681	1,576,792
Total interest-bearing liabilities	5,947,280	5,863,158	6,026,999

Net interest income for the quarter ended March 31, 2019 was $81.2 million, a $3.1 million, or 3.7%, decrease from the fourth quarter of 2018 and a $2.6 million, or 3.2%, increase from the first quarter of 2018. The $3.1 million decrease from the fourth quarter of 2018 was primarily driven by a change in the mix of deposits, increased average rates on deposits and borrowings and decreased volume in the Warehouse Purchase Program loan portfolio compared to the linked quarter. Yields earned and rates paid are calculated using the actual number of days in each month over the actual number of days in the year, with the exception of the securities portfolios and the consumer real estate and loans held for sale loan portfolios, which are calculated using 30 days in a month over 360 days in a year. Accordingly, interest income on certain portfolios, such as the commercial real estate, commercial and industrial and Warehouse Purchase Program loan portfolios, was negatively impacted by the first quarter of 2019 having two fewer days than the fourth quarter of 2018.

Interest income earned on Warehouse Purchase Program loans decreased by $1.7 million from the fourth quarter of 2018, as the average balance decreased by $139.9 million, which was partially offset by increases in interest income earned on consumer real estate and commercial and industrial loans. Interest income earned on the consumer real estate portfolio increased by $906,000, driven by a $76.4 million linked-quarter increase in the average balance. The average balance of commercial and industrial loans increased by $63.4 million from the fourth quarter of 2018, resulting in a $185,000 increase in interest income. A $70.2 million increase in the average balance of the commercial real estate portfolio from the fourth quarter of 2018 was offset by two less days of interest income in the first quarter of 2019, as well as a two basis point decrease in the average yield, resulting in a $92,000 decrease in interest income.

Interest income on loans for the first quarter of 2019 included $255,000 in accretion of purchase accounting fair value adjustments on acquired loans, which primarily consisted of $73,000 on acquired commercial real estate loans, $46,000 on acquired commercial and industrial loans and $135,000 on acquired consumer loans.

The $2.6 million increase in net interest income compared to the first quarter of 2018 was primarily due to a $9.7 million increase in interest income on loans, which was driven by higher yields earned on all loan portfolios, as well as increased volume in all loan portfolios with the exception of Warehouse Purchase Program loans and loans held for sale. The average balance of commercial and industrial loans increased by $183.5 million from the first quarter of 2018, while the average yield earned on this portfolio increased by 71 basis points for the same period, resulting in a $6.0 million increase in interest income. The average yield earned on the commercial and industrial portfolio for the quarter ended March 31, 2019 was positively impacted by three increases in the Fed Funds rate totaling 75 basis points since March 31, 2018. The average balance of consumer real estate loans increased by $176.7 million from the first quarter of 2018, while the average yield earned on this portfolio increased by 25 basis points, which led to a $2.9 million increase in interest income. A $55.1 million increase in the average balance of commercial real estate loans compared to the first quarter of 2018, as well as a nine basis point increase in the average yield, resulted in a $1.4 million increase in interest income. The average balance of Warehouse Purchase Program loans decreased by $241.3 million from the first quarter of 2018, while the average yield earned on this portfolio increased by 68 basis points, resulting in a $1.3 million decrease in interest income compared to the first quarter of 2018.

Interest expense for the quarter ended March 31, 2019 increased by $2.1 million, or 9.0%, compared to the linked quarter, which was primarily due to higher average deposit and borrowing rates, as well as increases of $73.4 million and $24.6 million in the average balances of time and interest-bearing demand deposits, respectively, compared to the fourth quarter of 2018. An 11 basis point increase in the average rate paid on savings and money market deposits compared to the linked quarter offset a $44.9 million decrease in the average balance of these deposits. Interest expense on borrowings increased by $480,000, due to a $31.0 million increase in the average balance of borrowings compared to the fourth quarter of 2018, as well as an 18 basis point increase in the average rate paid on borrowed funds.

Compared to the first quarter of 2018, interest expense for the quarter ended March 31, 2019 increased by $7.9 million, or 46.2%, primarily due to higher average savings, money market and time deposit and borrowing rates, as well as a $343.5 million increase in the average balance of time deposits. A 38 basis point increase in the average rate paid on savings and money market deposits compared to the first quarter of 2018 offset a $257.4 million decrease in the average balance of these deposits. A 77 basis point increase in the average rate paid on borrowings compared to the first quarter of 2018, as well as a $4.6 million increase in the average balance, resulted in a $1.7 million year-over-year increase in interest expense on borrowed funds.

The net interest margin for the first quarter of 2019 was 3.89%, a nine basis point decrease from the fourth quarter of 2018 and a four basis point increase from the first quarter of 2018. The average yield on earning assets for the first quarter of 2019 was 5.09%, a three basis point increase from the fourth quarter of 2018 and a 40 basis point increase from the first quarter of 2018. The cost of deposits for the first quarter of 2019 was 1.09%, up 12 basis points from the linked quarter and up 36 basis points from the first quarter of 2018.

Non-interest Income

Non-interest income for the first quarter of 2019 was $9.9 million, a $2.4 million, or 19.3%, decrease from the fourth quarter of 2018 and a $3.0 million, or 23.3%, decrease from the first quarter of 2018. Service charges and other fees decreased by $2.7 million compared to the fourth quarter of 2018, primarily resulting from lower commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees), as well as decreased debit card interchange, non-sufficient funds and Warehouse Purchase Program income. Other non-interest income for the first quarter of 2019 included a $21,000 net increase in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes (the “CRA Funds”), down from a $379,000 net increase in the CRA Funds for the fourth quarter of 2018, which was offset by a $366,000 interest payment received from the Internal Revenue Service in the first quarter of 2019 related to a prior year tax refund, as well as a $216,000 linked-quarter increase in interest rate swap fee income.

The $3.0 million decrease in non-interest income from the first quarter of 2018 was primarily due to a $2.2 million decrease in gain (loss) on sale and disposition of assets, primarily due to a $2.3 million insurance settlement received in the first quarter of 2018 related to a misappropriation of approximately $2.5 million in vault cash from one of the former LegacyTexas Bank branches it acquired in 2015. Service charges and other fees decreased by $672,000 from the first quarter of 2018, which was driven by lower commercial loan fee income, as well as decreased title premium income and Warehouse Purchase Program income. Net gains on the sale of mortgage loans held for sale during the first quarter of 2019 decreased by $284,000 compared to the same period in 2018, which included gains recognized on $49.1 million of one-to-four family mortgage loans that were sold or committed for sale and fair value changes on mortgage derivatives and mortgage fees collected during the 2018 period, compared to $32.6 million for the 2019 period.

Non-interest Expenses

Non-interest expense for the first quarter of 2019 was $44.3 million, up $1.4 million, or 3.4%, from the fourth quarter of 2018 and up $428,000, or 1.0%, from the first quarter of 2018. Salaries and employee benefits expense increased by $3.1 million from the fourth quarter of 2018, which was driven by higher share-based compensation expense in the 2019 period related to fluctuations in the Company’s share price, as well as increased payroll taxes related to Social Security wage base limits starting over at the beginning of the year and higher salary costs attributable to merit increases granted in the first quarter of 2019. The linked-quarter increase in salaries and employee benefits expense was partially offset by a $736,000 decrease in outside professional services expense, primarily related to lower consulting costs recorded in the 2019 period. Outside professional services expense for the fourth quarter of 2018 included $256,000 in expenses related to a $15.3 million one-time tax benefit recorded in the fourth quarter of 2018 stemming from the December 2017 enactment of the Tax Cuts and Jobs Act. Advertising expense decreased by $398,000 from the fourth quarter of 2018, primarily due to a lower number of events and sponsorships in the first quarter of 2019, while regulatory assessments expense declined by $268,000 on a linked-quarter basis due to a notice of preliminary assessment credit received from the FDIC in the first quarter of 2019, which may reduce future FDIC assessment payments.

The $428,000 increase in non-interest expense from the first quarter of 2018 was primarily due to a $1.2 million increase in data processing expense due to system upgrades, technology refreshments and outsourcing certain segments of its data processing. The year-over-year increase in data processing expense was partially offset by a $536,000 decline in regulatory assessments expense from the first quarter of 2018, due to the above-mentioned FDIC notice of preliminary assessment credit, as well as a lower assessment rate in the 2019 period. Additionally, salaries and employee benefits expense decreased by $205,000 from the first quarter of 2018, as the 2018 period included a $1,000 bonus paid to all full-time employees whose salary was under $100,000 (awarded in connection with the enactment of the Tax Cuts and Jobs Act), which resulted in $679,000 of additional salary expense recorded in the first quarter of 2018. This year-over-year decrease in salaries and employee benefits expense was partially offset by higher salary costs attributable to merit increases granted in the first quarter of 2019, as well as higher share-based compensation expense in the 2019 period related to fluctuations in the Company’s share price.

Financial Condition - Loans

Gross loans held for investment at March 31, 2019, excluding Warehouse Purchase Program loans, grew $154.0 million from December 31, 2018, which included growth in all loan portfolios. At March 31, 2019, commercial real estate and consumer real estate loans increased by $96.0 million and $32.7 million, respectively, from December 31, 2018, while commercial and industrial and construction and land loans increased by $12.9 million and $11.8 million, respectively, for the same period.

Compared to March 31, 2018, gross loans held for investment at March 31, 2019, excluding Warehouse Purchase Program loans, grew $375.6 million, which included growth in all loan portfolios. Commercial and industrial and consumer real estate loans increased by $103.3 million and $170.7 million, respectively, at March 31, 2019, compared to March 31, 2018, while commercial real estate loans increased by $69.0 million for the same period. Additionally, construction and land and other consumer loans increased by $30.3 million and $2.4 million, respectively, compared to March 31, 2018.

At March 31, 2019, Warehouse Purchase Program loans increased by $135.8 million compared to December 31, 2018 and by $76.3 million compared to March 31, 2018.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company’s commercial and industrial loan portfolio, totaled $499.8 million at March 31, 2019, down $20.6 million from $520.4 million at December 31, 2018 and down $24.3 million from $524.1 million at March 31, 2018. In addition to reserve-based energy loans, the Company has loans categorized as “Midstream and Other,” which are typically related to the transmission of oil and natural gas and would only be indirectly impacted by declining commodity prices. At March 31, 2019, “Midstream and Other” loans had a total outstanding balance of $22.1 million, down $16.0 million from $38.1 million at December 31, 2018 and down $1.1 million from $23.2 million at March 31, 2018.

Financial Condition - Deposits

Total deposits at March 31, 2019 increased by $235.7 million from December 31, 2018, which included growth of $57.7 million and $162.6 million in interest-bearing demand and time deposit balances, respectively. Additionally, savings and money market deposits increased by $36.4 million from December 31, 2018, while non-interest-bearing demand deposits declined by $21.1 million.

Compared to March 31, 2018, total deposits increased by $123.0 million, which included growth in time and non-interest-bearing demand deposits of $378.5 million and $71.6 million, respectively, while savings and money market and interest-bearing demand deposits decreased by $214.8 million and $112.2 million, respectively. At March 31, 2019, non-interest-bearing demand deposits totaled 24.8% of total deposits, compared to 24.2% of total deposits at March 31, 2018.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
	(Dollars in thousands)
Net charge-offs (recoveries)	$(263)	$(1,074)	$12,428
Net charge-offs (recoveries)/Average loans held for investment, excluding Warehouse Purchase Program loans	(0.02)%	(0.07)%	0.78%
Net charge-offs (recoveries)/Average loans held for investment	(0.01)	(0.06)	0.68
Provision for credit losses	$9,800	$—	$15,663
Non-performing loans (“NPLs”)	61,028	22,421	49,836
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.88%	0.33%	0.76%
NPLs/Total loans held for investment	0.76	0.29	0.66
Non-performing assets (“NPAs”)	$61,810	$23,754	$57,996
NPAs to total assets	0.66%	0.26%	0.65%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.89	0.35	0.88
NPAs/Loans held for investment and foreclosed assets	0.77	0.31	0.76
Allowance for loan losses	$77,530	$67,428	$74,508
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.12%	0.99%	1.13%
Allowance for loan losses/Total loans held for investment	0.96	0.87	0.98
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.16	1.04	1.20
Allowance for loan losses/NPLs	127.04	300.74	149.51

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $9.8 million for the quarter ended March 31, 2019, compared to $15.7 million for the quarter ended March 31, 2018. The Company did not record a provision for credit losses for the quarter ended December 31, 2018. The increase in provision expense on a linked-quarter basis was primarily due to a $38.6 million increase in non-performing loans from December 31, 2018, which included a $6.1 million increase in non-performing energy loans and the placement of the Company’s only remaining corporate healthcare finance relationship totaling $19.3 million on non-accrual status during the first quarter of 2019. The increase in non-performing loans from December 31, 2018 also included a $7.4 million personal loan to one of the owners of an energy company that was used to recapitalize the company. This loan is collateralized by the borrower’s stock in the energy company, as well as other personal assets, and was reported at March 31, 2019 as a non-performing loan in the commercial and industrial, excluding energy category.

The decrease in provision expense on a year-over-year basis was primarily due to decreased net charge-offs during the quarter ended March 31, 2019. Net recoveries totaled $263,000 for the three months ended March 31, 2019, compared to net charge-offs totaling $12.4 million for the three months ended March 31, 2018.

The below table shows criticized (rated “special mention”) and classified (rated “substandard” or “doubtful”) loans at March 31, 2019, December 31, 2018 and March 31, 2018.

	March 31, 2019	December 31, 2018	March 31, 2018	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$20,561	$17,322	$19,929	$3,239	$632
Commercial and industrial, excluding energy	8,631	7,582	11,037	1,049	(2,406)
Energy	48,434	48,434	27,255	—	21,179
Consumer	2,761	1,289	1,377	1,472	1,384
Total criticized (all performing)	$80,387	$74,627	$59,598	$5,760	$20,789

Commercial real estate	$1,442	$1,463	$3,865	$(21)	$(2,423)
Commercial and industrial, excluding energy	1,000	1,019	1,325	(19)	(325)
Energy	46,095	48,260	38,456	(2,165)	7,639
Consumer	1,316	1,445	2,627	(129)	(1,311)
Total classified (performing)	49,853	52,187	46,273	(2,334)	3,580

Commercial real estate	6,623	159	3,748	6,464	2,875
Commercial and industrial, excluding energy	27,395	968	25,037	26,427	2,358
Energy	21,866	15,742	15,418	6,124	6,448
Consumer	5,144	5,552	5,633	(408)	(489)
Total classified (non-performing)	61,028	22,421	49,836	38,607	11,192

Total classified loans	$110,881	$74,608	$96,109	$36,273	$14,772

Conference Call

The Company will host an investor conference call to review the results on Wednesday, April 24, 2019 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10128898 and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.LegacyTexasFinancialGroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10128898. This replay will be available until May 24, 2019.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions that are intended to identify “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the “Tax Cuts and Jobs Act” (the “TCJA”) on the Company’s deferred tax asset, and the anticipated impact of the TCJA on the Company’s future earnings; and other factors set forth in the Company’s filings with the SEC.

The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, keep in mind these risks and uncertainties. Undue reliance should not be placed on any forward-looking statement, which speaks only as of the date made. Refer to the Company’s periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets (unaudited)

(Dollars in thousands) ASSETS	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Cash and due from financial institutions	$55,472	$60,416	$64,681	$60,104	$51,824
Short-term interest-bearing deposits in other financial institutions	219,051	208,777	189,634	199,807	243,080
Total cash and cash equivalents	274,523	269,193	254,315	259,911	294,904
Securities available for sale, at fair value	479,426	471,746	455,454	445,613	431,413
Securities held to maturity	135,276	146,046	145,148	155,252	156,898
Total securities	614,702	617,792	600,602	600,865	588,311
Loans held for sale	11,380	23,193	22,175	33,548	31,123
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,096,160	960,404	1,054,505	1,291,129	1,019,840
Loans held for investment	6,944,731	6,790,723	6,764,052	6,671,139	6,569,123
Gross loans	8,052,271	7,774,320	7,840,732	7,995,816	7,620,086
Less: allowance for loan losses and deferred fees on loans held for investment	(66,712)	(57,031)	(56,499)	(55,321)	(66,878)
Net loans	7,985,559	7,717,289	7,784,233	7,940,495	7,553,208
FHLB stock and other restricted securities, at cost	56,044	56,226	60,596	66,061	46,842
Bank-owned life insurance	59,377	59,036	58,692	58,345	57,999
Premises and equipment, net	107,684	73,073	72,291	70,893	70,427
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	69,624	79,974	73,504	73,957	75,374
Total assets	$9,346,072	$9,051,142	$9,082,792	$9,249,086	$8,865,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,752,694	$1,773,762	$1,798,109	$1,721,380	$1,681,067
Interest-bearing demand	884,494	826,755	780,474	867,323	996,737
Savings and money market	2,492,226	2,455,787	2,562,399	2,580,017	2,707,046
Time	1,948,011	1,785,411	1,638,776	1,712,628	1,569,557
Total deposits	7,077,425	6,841,715	6,779,758	6,881,348	6,954,407
FHLB advances	820,084	825,409	932,317	1,065,941	604,562
Repurchase agreements	37,277	50,340	40,408	41,330	76,610
Subordinated debt	135,135	135,012	134,890	134,767	134,645
Accrued expenses and other liabilities	155,064	104,299	155,820	124,250	115,906
Total liabilities	8,224,985	7,956,775	8,043,193	8,247,636	7,886,130
Common stock	487	485	485	483	483
Additional paid-in capital	625,405	619,983	617,270	611,967	609,046
Retained earnings	508,887	491,948	444,848	409,765	389,653
Accumulated other comprehensive income (loss), net	(2,433)	(6,658)	(11,481)	(9,109)	(7,899)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,259)	(11,391)	(11,523)	(11,656)	(11,789)
Total shareholders’ equity	1,121,087	1,094,367	1,039,599	1,001,450	979,494
Total liabilities and shareholders’ equity	$9,346,072	$9,051,142	$9,082,792	$9,249,086	$8,865,624

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					First Quarter 2019 Compared to:
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Fourth Quarter 2018		First Quarter 2018
Interest and dividend income			(Dollars in thousands)
Loans, including fees	$100,301	$101,031	$102,267	$98,570	$90,631	$(730)	(0.7)%	$9,670	10.7%
Taxable securities	3,602	3,463	3,254	3,132	2,911	139	4.0	691	23.7
Nontaxable securities	343	595	614	641	675	(252)	(42.4)	(332)	(49.2)
Interest-bearing deposits in other financial institutions	1,277	1,507	1,368	1,097	969	(230)	(15.3)	308	31.8
FHLB and Federal Reserve Bank stock and other	581	582	644	551	480	(1)	(0.2)	101	21.0
	106,104	107,178	108,147	103,991	95,666	(1,074)	(1.0)	10,438	10.9
Interest expense
Deposits	18,215	16,634	15,077	13,732	12,032	1,581	9.5	6,183	51.4
FHLB advances	4,456	4,000	5,198	4,131	2,680	456	11.4	1,776	66.3
Repurchase agreements and other borrowings	2,269	2,245	2,205	2,199	2,341	24	1.1	(72)	(3.1)
	24,940	22,879	22,480	20,062	17,053	2,061	9.0	7,887	46.2
Net interest income	81,164	84,299	85,667	83,929	78,613	(3,135)	(3.7)	2,551	3.2
Provision for credit losses	9,800	—	2,656	17,478	15,663	9,800	N/M	(5,863)	(37.4)
Net interest income after provision for credit losses	71,364	84,299	83,011	66,451	62,950	(12,935)	(15.3)	8,414	13.4
Non-interest income
Service charges and other fees	7,255	9,923	8,626	8,844	7,927	(2,668)	(26.9)	(672)	(8.5)
Net gain on sale of mortgage loans held for sale	1,525	1,499	1,597	1,668	1,809	26	1.7	(284)	(15.7)
Bank-owned life insurance income	482	482	482	479	447	—	—	35	7.8
Net gain (loss) on securities transactions	6	—	(10)	—	(128)	6	100.0	134	N/M
Gain (loss) on sale and disposition of assets	(14)	(56)	977	(153)	2,213	42	(75.0)	(2,227)	N/M
Other	640	416	1,555	14	630	224	53.8	10	1.6
	9,894	12,264	13,227	10,852	12,898	(2,370)	(19.3)	(3,004)	(23.3)

	For the Quarters Ended					First Quarter 2019 Compared to:
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Fourth Quarter 2018		First Quarter 2018

Non-interest expense		(Dollars in thousands)
Salaries and employee benefits	26,871	23,728	25,053	24,313	27,076	3,143	13.2	(205)	(0.8)
Advertising	903	1,301	824	1,358	888	(398)	(30.6)	15	1.7
Occupancy and equipment	3,899	3,843	3,960	3,980	3,860	56	1.5	39	1.0
Outside professional services	1,285	2,021	1,151	1,382	1,250	(736)	(36.4)	35	2.8
Regulatory assessments	618	886	750	731	1,154	(268)	(30.2)	(536)	(46.4)
Data processing	5,933	6,168	5,362	5,145	4,703	(235)	(3.8)	1,230	26.2
Office operations	2,335	2,249	2,232	2,224	2,300	86	3.8	35	1.5
Other	2,463	2,672	2,860	3,058	2,648	(209)	(7.8)	(185)	(7.0)
	44,307	42,868	42,192	42,191	43,879	1,439	3.4	428	1.0
Income before income tax expense (benefit)	36,951	53,695	54,046	35,112	31,969	(16,744)	(31.2)	4,982	15.6
Income tax expense (benefit)	7,871	(4,074)	11,225	7,275	6,207	11,945	N/M	1,664	26.8
Net income	$29,080	$57,769	$42,821	$27,837	$25,762	$(28,689)	(49.7)%	$3,318	12.9%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	March 31, 2019	December 31, 2018	March 31, 2018
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding - basic	47,246,282	47,159,578	46,872,333
Weighted average common shares outstanding - diluted	47,835,693	47,714,421	47,564,587
Shares outstanding at end of period	48,704,070	48,505,261	48,264,966
Income available to common shareholders[1]	$28,955	$57,534	$25,687
Basic earnings per common share	0.61	1.22	0.55
Basic core (non-GAAP) earnings per common share[2]	0.62	0.91	0.52
Diluted earnings per common share	0.61	1.21	0.54
Dividends declared per share	0.25	0.22	0.16
Total shareholders’ equity	1,121,087	1,094,367	979,494
Common shareholders’ equity per share (book value per share)	23.02	22.56	20.29
Tangible book value per share - Non-GAAP[2]	19.35	18.88	16.59
Market value per share for the quarter:
High	43.88	43.59	45.82
Low	33.08	30.46	41.68
Close	37.39	32.09	42.82
KEY RATIOS:
Return on average common shareholders’ equity	10.50%	21.75%	10.59%
Core (non-GAAP) return on average common shareholders’ equity[2]	10.50	16.07	10.08
Return on average assets	1.31	2.61	1.19
Core (non-GAAP) return on average assets[2]	1.31	1.93	1.13
Efficiency ratio (GAAP basis)	48.66	44.39	47.95
Core (non-GAAP) efficiency ratio[2]	48.66	44.13	48.40
Estimated Tier 1 common equity risk-based capital ratio[3]	10.92	11.05	9.91
Estimated total risk-based capital ratio[3]	13.39	13.48	12.49
Estimated Tier 1 risk-based capital ratio[3]	11.06	11.19	10.06
Estimated Tier 1 leverage ratio[3]	10.98	10.76	9.64
Total equity to total assets	12.00	12.09	11.05
Tangible equity to tangible assets - Non-GAAP[2]	10.28	10.32	9.22
Number of employees - full-time equivalent	875	866	851

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At or for the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,122,726	$3,026,754	$3,012,352	$3,021,148	$3,053,750
Warehouse Purchase Program	1,096,160	960,404	1,054,505	1,291,129	1,019,840
Commercial and industrial	2,070,715	2,057,791	2,111,510	2,051,955	1,967,443
Construction and land	282,463	270,629	278,278	265,745	252,213
Consumer real estate	1,423,095	1,390,378	1,318,038	1,287,703	1,252,433
Other consumer	45,732	45,171	43,874	44,588	43,284
Gross loans held for investment	$8,040,891	$7,751,127	$7,818,557	$7,962,268	$7,588,963
Non-performing assets:
Commercial real estate	$6,623	$159	$3,739	$3,656	$3,748
Commercial and industrial	49,261	16,710	7,178	10,225	40,455
Consumer real estate	5,123	5,506	6,617	5,652	5,548
Other consumer	21	46	50	77	85
Total non-performing loans	61,028	22,421	17,584	19,610	49,836
Foreclosed assets	782	1,333	698	7,341	8,160
Total non-performing assets	$61,810	$23,754	$18,282	$26,951	$57,996
Total non-performing assets to total assets	0.66%	0.26%	0.20%	0.29%	0.65%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.88%	0.33%	0.26%	0.29%	0.76%
Total non-performing loans to total loans held for investment	0.76%	0.29%	0.22%	0.25%	0.66%
Allowance for loan losses to non-performing loans	127.04%	300.74%	377.35%	328.63%	149.51%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.12%	0.99%	0.98%	0.97%	1.13%
Allowance for loan losses to total loans held for investment	0.96%	0.87%	0.85%	0.81%	0.98%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	1.16%	1.04%	1.03%	1.02%	1.20%

	At or for the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Troubled debt restructured loans (“TDRs”):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$134	$136	$139	$141	$143
Commercial and industrial	—	—	—	—	1
Consumer real estate	722	788	786	561	574
Other consumer	1	2	4	9	14
Total performing TDRs	$857	$926	$929	$711	$732
Non-performing TDRs:[2]
Commercial real estate	$29	$31	$3,605	$33	$35
Commercial and industrial	7,999	661	2,299	2,095	16,183
Consumer real estate	447	467	495	789	890
Other consumer	4	1	2	7	9
Total non-performing TDRs	$8,479	$1,160	$6,401	$2,924	$17,117
Allowance for loan losses:
Balance at beginning of period	$67,428	$66,354	$64,445	$74,508	$71,301
Provision expense for loans	9,839	—	2,700	17,600	15,635
Charge-offs	(359)	(2,590)	(922)	(27,737)	(12,527)
Recoveries	622	3,664	131	74	99
Balance at end of period	$77,530	$67,428	$66,354	$64,445	$74,508
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$—	$236	$3
Commercial and industrial	(463)	(1,355)	537	27,261	12,214
Consumer real estate	3	37	47	(9)	(11)
Other consumer	197	244	207	175	222
Total net charge-offs (recoveries)	$(263)	$(1,074)	$791	$27,663	$12,428
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(39)	$—	$(44)	$(122)	$28

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loans:	(Dollars in thousands)
Commercial real estate	$3,048,087	$2,977,919	$3,016,889	$3,055,139	$2,993,024
Warehouse Purchase Program	724,070	864,012	1,097,879	1,075,262	965,320
Commercial and industrial	2,088,056	2,024,676	2,088,318	2,002,490	1,904,515
Construction and land	276,642	272,631	271,829	260,560	270,899
Consumer real estate	1,404,292	1,327,912	1,295,353	1,265,751	1,227,556
Other consumer	45,339	44,559	44,508	43,779	44,891
Less: deferred fees and allowance for loan loss	(57,955)	(56,899)	(55,974)	(66,746)	(62,666)
Total loans held for investment	7,528,531	7,454,810	7,758,802	7,636,235	7,343,539
Loans held for sale	15,347	24,279	26,121	29,378	20,988
Securities	670,599	667,939	678,483	667,183	648,534
Overnight deposits	218,608	266,434	272,670	233,335	239,936
Total interest-earning assets	$8,433,085	$8,413,462	$8,736,076	$8,566,131	$8,252,997
Deposits:
Interest-bearing demand	$800,557	$775,921	$760,889	$954,960	$970,998
Savings and money market	2,487,833	2,532,732	2,654,990	2,578,205	2,745,192
Time	1,776,829	1,703,421	1,683,475	1,632,697	1,433,307
FHLB advances and other borrowings	882,061	851,084	1,154,079	1,018,945	877,502
Total interest-bearing liabilities	$5,947,280	$5,863,158	$6,253,433	$6,184,807	$6,026,999

Total assets	$8,891,059	$8,850,435	$9,167,607	$8,996,036	$8,682,461
Non-interest-bearing demand deposits	$1,688,937	$1,778,681	$1,752,095	$1,694,082	$1,576,792
Total deposits	$6,754,156	$6,790,754	$6,851,449	$6,859,944	$6,726,289
Total shareholders’ equity	$1,107,719	$1,062,331	$1,022,032	$994,574	$973,187

	For the Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Yields/Rates:
Loans:
Commercial real estate	5.18%	5.20%	5.15%	5.09%	5.09%
Warehouse Purchase Program	4.91%	4.81%	4.68%	4.53%	4.23%
Commercial and industrial	5.98%	6.00%	5.78%	5.71%	5.27%
Construction and land	6.03%	5.87%	5.41%	5.35%	5.17%
Consumer real estate	4.81%	4.81%	4.67%	4.66%	4.56%
Other consumer	5.88%	5.80%	5.81%	5.74%	5.62%
Total loans held for investment	5.38%	5.37%	5.22%	5.16%	4.98%
Loans held for sale	4.43%	4.71%	4.52%	4.46%	4.04%
Securities	2.70%	2.78%	2.66%	2.59%	2.51%
Overnight deposits	2.37%	2.24%	1.99%	1.89%	1.64%
Total interest-earning assets	5.09%	5.06%	4.92%	4.87%	4.69%
Deposits:
Interest-bearing demand	0.76%	0.69%	0.65%	0.88%	0.81%
Savings and money market	1.13%	1.02%	0.92%	0.79%	0.75%
Time	2.23%	2.05%	1.80%	1.62%	1.43%
FHLB advances and other borrowings	3.09%	2.91%	2.55%	2.49%	2.32%
Total interest-bearing liabilities	1.70%	1.55%	1.43%	1.30%	1.15%
Net interest spread	3.39%	3.51%	3.49%	3.57%	3.54%
Net interest margin	3.89%	3.98%	3.90%	3.93%	3.85%
Cost of deposits (including non-interest-bearing demand)	1.09%	0.97%	0.87%	0.80%	0.73%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands, except per share amounts)
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 21%)
GAAP net income available to common shareholders[1]	$28,955	$57,534	$42,672	$27,770	$25,687
Distributed and undistributed earnings to participating securities[1]	125	235	149	67	75
GAAP net income	29,080	57,769	42,821	27,837	25,762
(Gain) on one-time tax adjustment[2]	—	(15,289)	—	—	—
Expenses related to above tax adjustment	—	202	—	—	—
(Gain) loss on sale of branch locations and land	—	—	372	126	—
Insurance settlement proceeds from pre-acquisition fraud	—	—	—	—	(1,778)
One-time employee bonus related to tax law change	—	—	—	—	537
Core (non-GAAP) net income	$29,080	$42,682	$43,193	$27,963	$24,521
Average shares for basic earnings per share	47,246,282	47,159,578	47,105,655	47,000,405	46,872,333
Basic GAAP earnings per share	$0.61	$1.22	$0.91	$0.59	$0.55
Basic core (non-GAAP) earnings per share	$0.62	$0.91	$0.92	$0.59	$0.52
Average shares for diluted earnings per share	47,835,693	47,714,421	47,755,441	47,618,157	47,564,587
Diluted GAAP earnings per share	$0.61	$1.21	$0.89	$0.58	$0.54
Diluted core (non-GAAP) earnings per share	$0.61	$0.89	$0.90	$0.59	$0.52
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$9,894	$12,264	$13,227	$10,852	$12,898
Insurance settlement proceeds from pre-acquisition fraud	—	—	—	—	(2,250)
(Gain) loss on sale of branch locations and land	—	—	471	160	—
Core (non-GAAP) non-interest income	$9,894	$12,264	$13,698	$11,012	$10,648
GAAP non-interest expense	$44,307	$42,868	$42,192	$42,191	$43,879
Expenses related to above tax adjustments	—	(256)	—	—	—
One-time employee bonus related to tax law change	—	—	—	—	(679)
Core (non-GAAP) non-interest expense	$44,307	$42,612	$42,192	$42,191	$43,200

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]
This one-time income tax benefit resulted from tax rate changes and the favorable outcome of the Company’s change in its tax method of accounting for its loan portfolio, both related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

	At or For the Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)		(Dollars in thousands, except per share amounts)
GAAP efficiency ratio:
Non-interest expense	$44,307	$42,868	$42,192	$42,191	$43,879
Net interest income plus non-interest income	91,058	96,563	98,894	94,781	91,511
Efficiency ratio - GAAP basis	48.66%	44.39%	42.66%	44.51%	47.95%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$44,307	$42,612	$42,192	$42,191	$43,200
Net interest income plus core (non-GAAP) non-interest income	91,058	96,563	99,365	94,941	89,261
Efficiency ratio - core (non-GAAP) basis	48.66%	44.13%	42.46%	44.44%	48.40%
Calculation of Tangible Book Value per Share:
Total shareholders’ equity	$1,121,087	$1,094,367	$1,039,599	$1,001,450	$979,494
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(218)	(245)	(279)	(313)	(347)
Total tangible shareholders’ equity	$942,310	$915,563	$860,761	$822,578	$800,588
Shares outstanding at end of period	48,704,070	48,505,261	48,491,169	48,311,220	48,264,966
Book value per share - GAAP	$23.02	$22.56	$21.44	$20.73	$20.29
Tangible book value per share - Non-GAAP	19.35	18.88	17.75	17.03	16.59
Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,346,072	$9,051,142	$9,082,792	$9,249,086	$8,865,624
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(218)	(245)	(279)	(313)	(347)
Total tangible assets	$9,167,295	$8,872,338	$8,903,954	$9,070,214	$8,686,718
Equity to assets - GAAP	12.00%	12.09%	11.45%	10.83%	11.05%
Tangible equity to tangible assets - Non-GAAP	10.28	10.32	9.67	9.07	9.22
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core)
Net income	$29,080	$57,769	$42,821	$27,837	$25,762
Core (non-GAAP) net income	29,080	42,682	43,193	27,963	24,521
Average total equity	1,107,719	1,062,331	1,022,032	994,574	973,187
Average total assets	8,891,059	8,850,435	9,167,607	8,996,036	8,682,461
Return on average common shareholders’ equity	10.50%	21.75%	16.76%	11.20%	10.59%
Core (non-GAAP) return on average common shareholders’ equity	10.50	16.07	16.90	11.25	10.08
Return on average assets	1.31	2.61	1.87	1.24	1.19
Core (non-GAAP) return on average assets	1.31	1.93	1.88	1.24	1.13